Exhibit (h)(3)(ii)

AMENDED AND RESTATED EXHIBIT A

THIS EXHIBIT A, amended and restated as of November 27, 2012 to reflect the current series of the RBC Funds Trust (formerly Tamarack Funds Trust), is Exhibit A to that certain Administration and Accounting Services Agreement dated as of October 5, 2007 between BNY Mellon Investment Servicing (US) Inc. (formerly, PNC Global Investment Servicing (U.S.) Inc.) and RBC Funds Trust.

PORTFOLIOS

RBC Enterprise Fund

RBC Small Cap Core Fund

RBC SMID Cap Growth Fund

RBC Microcap Value Fund

RBC Mid Cap Value Fund

Prime Money Market Fund

Tax-Free Money Market Fund

U.S. Government Money Market Fund

Access Capital Community Investment Fund

RBC BlueBay Emerging Market Corporate Bond Fund

RBC BlueBay Emerging Market Select Bond Fund

RBC BlueBay Global High Yield Fund

RBC BlueBay Global Convertible Bond Fund

RBC BlueBay Absolute Return Fund

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RBC FUNDS TRUST

By:	/s/ Kathleen Gorman
Name:	Kathleen Gorman
Title:	President

BNY MELLON INVESTMENT SERVICING (US) INC.

By:	/s/ Jay F. Nusblatt
Name:	Jay F. Nusblatt
Title:	Executive Vice President

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